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                                                                   EXHIBIT 10.10

Date


Name
Address

Dear
     --------------------------

This letter is an addendum to your offer of employment dated            . In the
event that your employment at Micro Linear is terminated by the Company without cause, the Company agrees to pay you a severance in the amount of six months of your annual base salary. In addition, this severance package will also include six months of Cobra paid by Micro Linear.

This severance package will not be enacted if your employment with the Company was terminated by the Company for cause, or if you resign your position.

Please indicate your acceptance of this addendum to your offer letter by signing below. This letter supersedes all other information, whether written or oral, concerning your severance package agreement with Micro Linear.

Sincerely,



Tim Richardson
President and CEO

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Name of Officer                                 Date
Title
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